UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2014

I.D. SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15087 (Commission File Number)	22-3270799 (I.R.S. Employer Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey 07677

(Address of principal executive offices, including zip code)

(201) 996-9000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2014, each of Lawrence S. Burstein, Harold D. Copperman, Robert J. Farrell and Michael P. Monaco informed I.D. Systems, Inc. (the “Company”) of their respective decisions not to stand for re-election to the Company’s board of directors (the “Board”) at the 2014 annual meeting of stockholders (the “2014 Annual Meeting”). Messrs. Burstein, Copperman, Farrell and Monaco’s decisions not to stand for re-election were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Nominating Committee of the Board will vet a slate of replacement candidates to stand for election at the 2014 Annual Meeting, including candidates proposed by Kenneth Ehrman who is the beneficial owner of 5.8% of the Company’s common stock. Mr. Ehrman is also the Company’s President and Interim Chief Executive Officer. A proxy statement describing the candidates will be filed in accordance with the rules and regulations of the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

Date: April 7, 2014	By:	/s/ Ned Mavrommatis
Ned Mavrommatis
Chief Financial Officer

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